As filed with the Securities and Exchange Commission on December 15, 2023.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
RAPID MICRO BIOSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	20-8121647 (I.R.S. Employer Identification Number)
1001 Pawtucket Boulevard West, Suite 280
Lowell, MA
(978) 349-3200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Robert Spignesi
President and Chief Executive Officer
Rapid Micro Biosystems, Inc.
1001 Pawtucket Boulevard West, Suite 280
Lowell, MA 01854
(978) 349-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Edwin M. O’Connor, Esq.
Adam V. Johnson, Esq.
Goodwin Procter LLP
620 Eighth Avenue
New York, New York 10018
(212) 813-8800
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE
This registration statement contains two prospectuses:
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a base prospectus which covers the offering, issuance and sale by us of up to a maximum aggregate offering price of $200,000,000 of our Class A common stock, preferred stock, debt securities, warrants, and/or units from time to time in one or more offerings, subject to market conditions and prices, liquidity objectives and other investment considerations; and

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a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $10,000,000 of our Class A common stock that may be issued and sold from time to time under a sales agreement, dated December 15, 2023, or the sales agreement, entered into with Cowen and Company, LLC, or TD Cowen.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered by us pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the sales agreement are specified in the sales agreement prospectus that immediately follows the base prospectus. The $10,000,000 of Class A common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $200,000,000 of securities that may be offered, issued and sold by us pursuant to this registration statement. Upon termination of the sales agreement with TD Cowen, any portion of the $10,000,000 included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $200,000,000 of securities may be sold in other offerings by us pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated December 15, 2023
PROSPECTUS
$200,000,000
Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may from time to time issue, in one or more series or classes, up to $200,000,000 in aggregate principal amount of our Class A common stock, preferred stock, debt securities, warrants and/or units, in any combination, together or separately, in one or more offerings in amounts at prices and on the terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus.
We may offer these securities separately or together in units. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will specify the terms of the securities being offered. We may sell these securities to or through underwriters or dealers and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions, or discount arrangements, in the accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.
Our Class A common stock is listed on The Nasdaq Global Select Market, or Nasdaq, under the symbol “RPID.” On December 12, 2023, the closing price for our Class A common stock, as reported on Nasdaq, was $1.06 per share. Our principal executive offices are located at 1001 Pawtucket Boulevard West, Suite 280, Lowell, Massachusetts 01854.
As of December 12, 2023, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $11.6 million, based on 42,409,105 shares of outstanding Class A common stock and Class B common stock, of which approximately 33.0 million shares were held by affiliates, and a price of $1.06 per share, which was the price at which our Class A common stock was last sold on Nasdaq on such date. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000, or the Baby Shelf Limitation.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 2 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2023

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $200,000,000, subject to the Baby Shelf Limitation.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 31 of this prospectus.
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY AN ADDITIONAL PROSPECTUS OR A PROSPECTUS SUPPLEMENT.
As used in this prospectus, unless the context otherwise requires, references to the “company,” “we,” “us” and “our” refer to Rapid Micro Biosystems, Inc. and, where appropriate, our subsidiaries.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks, or by other risks that are not currently known to us. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and in the documents incorporated herein by reference, including (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended, which is on file with the SEC and is incorporated herein by reference, (ii) our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 which are on file with the SEC and are incorporated herein by reference and (iii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “aims,” “anticipates,” “believes,” “continue,” “could,” “designed to,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “strives,” “should,” “will,” and similar expressions or the negative of these terms. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus and the documents incorporated by reference herein, and in particular those factors referenced in the section “Risk Factors.”
This prospectus and the information and documents incorporated by reference herein contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
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our business strategy for our Growth Direct platform and systems;

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our future results of operations and financial position, including our expectations regarding revenue, gross margin, operating expenses and ability to generate cash flow;

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our expectations and assumptions related to our future funding requirements and available capital resources, which may be impacted by market uptake of our Growth Direct system, our management of inventory and supply chain, our research and development activities and the expansion of our sales, marketing, service, manufacturing and distribution capabilities;

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our ability to maintain and expand our customer base for our Growth Direct platform and systems;

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the effectiveness of enhancements of our sales processes;

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anticipated trends and growth rates in our business and in the markets in which we operate;

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our research and development activities and prospective new features, products and product approvals;

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our ability to anticipate market needs and successfully develop new and enhanced solutions to meet those needs, including prospective products;

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our ability to hire and retain necessary qualified employees to grow our business and expand our operations;

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our expectations regarding the potential impact of inflation and fluctuations in interest rates on our business and operating costs;

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our ability to remain in compliance with the listing requirements of Nasdaq;

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our expectations regarding the potential impact of ongoing conditions in the banking system and financial markets on our operations and financial results;

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our ability to adequately protect our intellectual property;

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our estimates of our expenses, capital requirements and needs for additional financing;

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our anticipated use of net proceeds from any offering of our securities pursuant to this prospectus;

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general economic, industry and market conditions; and

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other risks and uncertainties, including those listed under the caption “Risk Factors.”

This prospectus and the documents incorporated by reference also contain estimates, projections and other information concerning our industry, our business, and the markets for our products, including data regarding the estimated size of those markets. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, pharmaceutical and general publications, government data and similar sources.
You should read this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus and the documents we incorporate by reference herein represent our views as of their respective dates. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we assume no obligation to update or revise any forward-looking statements except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

THE COMPANY
We are an innovative life sciences technology company that enables the safe and efficient manufacture of pharmaceutical products through our rapid automated microbial quality control, or MQC, detection platform. We develop, manufacture, market and sell the Growth Direct system and related proprietary consumables, and value-added services to enable rapid MQC testing in the manufacture of biologics, cell and gene therapies, vaccines, sterile injectables, and other healthcare products. Our system delivers the power of industrial automation to bioprocessing and pharmaceutical manufacturing firms by modernizing and digitizing their MQC operations. Our Growth Direct platform, developed with over 15 years of active feedback from our customers, was purpose-built to meet the growing demands posed by the increasing scale, complexity, and regulatory scrutiny confronting global pharmaceutical manufacturing. Our Growth Direct platform comprises the Growth Direct system, optional laboratory information management system connection software (which the majority of our customers purchase), proprietary consumables, and comprehensive field service, validation services and post-warranty service contracts. Once embedded and validated in our customers’ facilities, our Growth Direct platform provides for recurring revenues through ongoing sales of consumables and service contracts.
Our technology fully automates and digitizes the process of pharmaceutical MQC and is designed to enable our customers to perform this critical testing process more efficiently, accurately, and securely. Our Growth Direct system accelerates time to results by several days, up to a 50% improvement over the traditional method, and reduces MQC testing to a simple two-step workflow, eliminating up to 85% of the manual steps of traditional MQC, generating significant time, operational, and cost savings for our customers. We seek to establish the Growth Direct platform as the trusted global standard in automated MQC by delivering the speed, accuracy, security, and data integrity that our customers depend on to ensure patient safety and consistent drug supply.
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation by Reference.”
Corporate History
Rapid Micro Biosystems, Inc., a Delaware corporation, was incorporated in December 2006. We completed the initial public offering of our Class A common stock in July 2021. Our executive offices are located at 1001 Pawtucket Boulevard West, Suite 280, Lowell, Massachusetts 01854 and our telephone number is (978) 349-3200. Our website address is www.rapidmicrobio.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.
The trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. Our Class A common stock trades on Nasdaq under the symbol “RPID.”
Implications of Being an Emerging Growth Company and Smaller Reporting Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:
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being permitted to only disclose two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

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reduced disclosure about our executive compensation arrangements;

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not being required to hold advisory votes on executive compensation or golden parachute arrangements;

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an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes Oxley Act of 2022, as amended; and

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an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Additionally, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, while we are an emerging growth company we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies. As a result of this election, our financial statements may not be comparable to those of other public companies that comply with new or revised accounting pronouncements as of public company effective dates.
We are also a “smaller reporting company,” meaning that-the-market value of our shares held by non-affiliates plus the aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by nonaffiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.
We may sell the securities to or through underwriters, dealers or agents, directly to one or more purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the Class A common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our restated certificate of incorporation, or the certificate of incorporation, and our amended and restated bylaws, or the bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our capital stock may also be affected by Delaware law, including the General Corporation Law of the State of Delaware, or the DGCL.
General
Our certificate of incorporation authorizes capital stock consisting of 210,000,000 shares of Class A common stock, par value $0.01 per share, 10,000,000 shares of Class B common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share.
As of December 12, 2023, 37,099,576 shares of our Class A common stock and 5,309,529 shares of our Class B common stock were outstanding. We have no shares of preferred stock issued and outstanding.
Class A Common Stock and Class B Common Stock
Holders of our Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Subject to the supermajority votes for some matters, other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our certificate of incorporation and bylaws also provide that our directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon. In addition, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our certificate of incorporation. See below under “Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws-Amendment of Charter Provisions.”
Holders of our Class B common stock have identical rights to holders of our Class A common stock as set forth in the preceding paragraph, other than as follows: (i) except as otherwise expressly provided in our certificate of incorporation or as required by applicable law, on any matter that is submitted to a vote by our stockholders, while holders of our Class A common stock are entitled to one vote per share of Class A common stock, holders of our Class B common stock are not entitled to any votes per share of Class B common stock, including for the election of directors, and (ii) while holders of our Class A common stock have no conversion rights, holders of our Class B common stock shall have the right to convert each share of our Class B common stock into one share of Class A common stock at such holder’s election, provided that as a result of such conversion, such holder would not beneficially own in excess of 4.9% of any class of our securities registered under the Exchange Act. Accordingly, the holders of a majority of the outstanding shares of Class A common stock entitled to vote in any election can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect.
Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.
In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, when issued and paid for, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Under the terms of our certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. We have no shares of preferred stock outstanding and no present plans to issue any shares of preferred stock.
Registration Rights
Certain holders of our Class A common stock and Class B common stock are entitled to certain rights with respect to the registration of such shares for public resale under the Securities Act pursuant to our investors’ rights agreement by and among us and certain of our stockholders, until the rights otherwise terminate pursuant to the terms of our investors’ rights agreement. The registration of shares of common stock as a result of the following rights being exercised would enable holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective.
Form S-1 Registration Rights
If at any time after the earlier of (i) three years after the date of our investors’ rights agreement or (ii) 180 days after the effective date of the registration statement for our initial public offering, which was July 14, 2021, the holders of a majority of our registrable securities request in writing that we effect a registration with respect to all or part of such registrable securities then outstanding and having an anticipated aggregate offering price of at least $50,000,000, we may be required to register their shares. We are obligated to effect at most two registrations in response to these demand registration rights. If the holders requesting registration intend to distribute their shares by means of an underwriting, the managing underwriter of such offering will have the right to limit the numbers of shares to be underwritten for reasons related to the marketing of the shares.
Piggyback Registration Rights
If at any time after our initial public offering we propose to register any shares of our common stock under the Securities Act, subject to certain exceptions, the holders of registrable securities will be entitled to notice of the registration and to include their shares of registrable securities in the registration. If our proposed registration involves an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.
Form S-3 Registration Rights
If, at any time after we become entitled under the Securities Act to register our shares on a registration statement on Form S-3, the holders of at least twenty percent of our registrable securities request in writing that we effect a registration with respect to registrable securities at an aggregate price to the public in the offering of at least $3,000,000, we will be required to effect such registration; provided, however, that we will not be required to effect such a registration if, within any twelve month period, we have already effected two registrations on Form S-3 for the holders of registrable securities.

Expenses and Indemnification
Ordinarily, other than underwriting discounts and commissions, we will be required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a counsel for the selling securityholders and blue sky fees and expenses. Additionally, we have agreed to indemnify selling stockholders for damages, and any legal or other expenses reasonably incurred, arising from or based upon any untrue statement of a material fact contained in any registration statement, an omission or alleged omission to state a material fact in any registration statement or necessary to make the statements therein not misleading, or any violation or alleged violation by the indemnifying party of securities laws, subject to certain exceptions.
Termination of Registration Rights
The registration rights terminate upon the earlier of (i) the closing of certain liquidation events or a SPAC Transaction (as such term is defined in our investors’ rights agreement), (ii) such time as Rule 144 of the Securities Act or another similar exemption under the Securities Act is available for the sale of all shares held by a holder of our registrable securities without limitation during a three-month period without registration, and (iii) three years after the effective date of the registration statement for our initial public offering, which was July 14, 2021.
Anti-Takeover Effects of our Certificate of Incorporation and Bylaws and Delaware Law
Some provisions of Delaware law, our certificate of incorporation and our bylaws could make the following transactions more difficult:
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an acquisition of us by means of a tender offer;

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an acquisition of us by means of a proxy contest or otherwise; or

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the removal of our incumbent officers and directors.

It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Undesignated Preferred Stock
The ability of our board of directors, without action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.
Stockholder Meetings
Our bylaws provide that a special meeting of stockholders may be called only by our chairman of the board, chief executive officer or president (in the absence of a chief executive officer), or by a resolution adopted by a majority of our board of directors.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent
Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.
Staggered Board
Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, with one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third-party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.
Removal of Directors
Our certificate of incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of the holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote in the election of directors.
Stockholders Not Entitled to Cumulative Voting
Our certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our Class A common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.
Choice of Forum
Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; (4) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws; or (5) any action asserting a claim governed by the internal affairs doctrine. Under our certificate of incorporation, this exclusive forum provision will not apply to claims which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction. For instance, the provision would not apply to actions arising under federal securities laws, including suits brought to enforce any liability or duty created by the Securities Act, Exchange Act, or the rules and regulations thereunder. Our certificate of incorporation further provides that, unless we consent in writing to the section of an alternative forum, the federal district courts of the United States of America, shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to these choice of forum provisions. It is possible that a court of law could rule that either or both of the choice of forum provisions contained in our certificate of incorporation are inapplicable or unenforceable if they are challenged in a proceeding or otherwise.
Amendment of Charter Provisions
The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock and the provision prohibiting cumulative voting, would require approval by holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote thereon.
The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Class A common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Nasdaq Global Select Market Listing
Our Class A common stock is listed on Nasdaq under the trading symbol “RPID.”
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock and Class B common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021, and its telephone number is (800) 962-4284.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from, reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
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the title of the series of debt securities;

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any limit upon the aggregate principal amount that may be issued;

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the maturity date or dates;

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the form of the debt securities of the series;

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the applicability of any guarantees;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

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if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

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additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

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whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for U.S. federal income tax purposes;

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any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Class A common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our Class A common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than any subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default Under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

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A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

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the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

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such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
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to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

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to comply with the provisions described above under “Description of Debt Securities —  Consolidation, Merger or Sale”;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
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extending the fixed maturity of any debt securities of any series;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

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reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
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provide for payment;

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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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pay principal of and premium and interest on any debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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recover excess money held by the trustee;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.
General
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the periods during which, and places at which, the warrants are exercisable;

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the manner of exercise;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreement and warrants may be modified;

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U.S. federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS
We may issue units comprised of shares of common stock, shares of preferred stock, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.
Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement;

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the price or prices at which such units will be issued;

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the applicable United States federal income tax considerations relating to the units;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.
Issuance in Series
We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.
Unit Agreements
We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.
The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:
Modification without Consent
We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:
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to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

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to correct or supplement any defective or inconsistent provision; or

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to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.
Modification with Consent
We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:
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impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

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reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

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any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

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if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

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if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.
In each case, the required approval must be given by written consent.
Unit Agreements Will Not Be Qualified under Trust Indenture Act
No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.
The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.
Governing Law
The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer
We will issue each unit in global-i.e., book-entry-form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.
Each unit and all securities comprising the unit will be issued in the same form.
If we issue any units in registered, non-global form, the following will apply to them.
The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.
•
Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•
Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•
If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.
Payments and Notices
In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR
NON-U.S. HOLDERS
The following discussion is a summary of certain material U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to their ownership and disposition of shares of our Class A common stock issued pursuant to this offering. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our Class A common stock that is treated for U.S. federal income tax purposes as:
•
a non-resident alien individual;

•
a foreign corporation or other foreign organization taxable as a corporation; or

•
a foreign trust or estate the income of which is not subject to U.S. federal income tax on a net income basis.

This discussion does not address the tax treatment of partnerships or other entities that are treated as pass-through entities for U.S. federal income tax purposes or persons that hold their common stock through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our Class A common stock should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our Class A common stock through a partnership or other pass-through entity, as applicable.
This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus and, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus. There can be no assurance that the Internal Revenue Service, or the IRS, will not challenge one or more of the tax consequences described herein. We assume in this discussion that a non-U.S. holder holds shares of our Class A common stock as a capital asset within the meaning of Section 1221 of the Code, generally property held for investment.
This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any aspects of U.S. state, local or non-U.S. taxes, the alternative minimum tax, the Medicare contribution tax on net investment income, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than income taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:
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insurance companies;

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tax-exempt or governmental organizations;

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financial institutions;

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brokers or dealers in securities;

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“regulated investment companies” and “real estate investment trusts”;

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pension plans;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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“qualified foreign pension funds,” or entities wholly owned by a “qualified foreign pension fund”;

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partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and partners and investors therein);

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persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

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persons that hold our Class A common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; and

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U.S. expatriates.

This discussion is for general information only and does not (and is not intended to) constitute tax advice. Accordingly, all prospective non-U.S. holders of our Class A common stock should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our Class A common stock.
Distributions on Our Class A Common Stock
We have never declared or paid any cash distributions on our capital stock and we do not anticipate declaring or paying cash distributions on our Class A common stock for the foreseeable future. Distributions, if any, on our Class A common stock will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax law. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the Class A common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale or Other Taxable Disposition of Our Class A Common Stock.” Any such distributions will also be subject to the discussions below under the sections entitled “Backup Withholding and Information Reporting” and “Withholding and Information Reporting Requirements-FATCA.”
Subject to the discussion in the following two paragraphs in this section, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30 percent or a reduced rate specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence.
Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States, or U.S. effectively connected income, and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30 percent withholding of U.S. federal income tax if the non-U.S. holder satisfies applicable certification requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30 percent or a reduced rate specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence.
A non-U.S. holder of our Class A common stock who claims the benefit of an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. Any documentation provided to an applicable withholding agent may need to be updated in certain circumstances. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.
Gain on Sale or Other Taxable Disposition of Our Class A Common Stock
Subject to the discussions below under “Backup Withholding and Information Reporting” and “Withholding and Information Reporting Requirements-FATCA,” a non-U.S. holder generally will not be subject to any U.S. federal income or withholding tax on any gain realized upon such holder’s sale or other taxable disposition of shares of our Class A common stock unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Class A Common Stock” also may apply;
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the non-U.S. holder is a nonresident alien individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a withholding tax at a 30 percent rate (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

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we are, or have been, at any time during the five-year period preceding such sale or other taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” as described below, unless our Class A common stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5 percent of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our Class A common stock. Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests, as defined in the Code and applicable Treasury regulations, equals or exceeds 50 percent of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our Class A common stock will be regularly traded on an established securities market for purposes of the rules described above.

Backup Withholding and Information Reporting
We (or the applicable paying agent) must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our Class A common stock paid to such holder and taxes withheld, if any, with respect to such distributions. A non-U.S. holder may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our Class A common stock. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions on Our Class A Common Stock,” generally will be exempt from U.S. backup withholding.
Information reporting and backup withholding will generally apply to the proceeds of a disposition of our Class A common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.
Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or tax information or reporting agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

Withholding and Information Reporting Requirements — FATCA
Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a rate of 30 percent on payments of dividends on, or, subject to the discussion of certain proposed U.S. Treasury regulations below, gross proceeds from the sale or other disposition of, our Class A common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA. However, the U.S. Treasury released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30 percent applicable to the gross proceeds of a sale or other disposition of our Class A common stock. In the preamble to such proposed regulations, the U.S. Treasury stated that taxpayers (including withholding agents) may generally rely on the proposed regulations until final regulations are issued. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our Class A common stock and the entities through which they hold our Class A common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30 percent withholding tax under FATCA.

PLAN OF DISTRIBUTION
We may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (i) to or through underwriters or dealers, (ii) directly to one or more purchasers, including our affiliates, in negotiated transactions, (iii) through agents, or (iv) through a combination of any of these methods or any other method permitted by law. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices, either:
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on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•
to or through a market maker otherwise than on The Nasdaq Global Select Market or such other securities exchanges or quotation or trading services.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best-efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including, if applicable, the following:
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the name of the agent or any underwriters;

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the public offering or purchase price;

•
any discounts and commissions to be allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

•
any discounts and commissions to be allowed or paid to dealers; and

•
any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.
If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.
Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, or FINRA.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Under Rule 15c6-1 of the Exchange Act, unless the parties to any such trade expressly agree otherwise, trades in the secondary market generally are required to settle in (a) two business days prior to May 28, 2024 and (b) one business day starting on May 28, 2024. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day (prior to May 28, 2024) or first business day (on or after May 28, 2024) before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days (prior to May 28, 2024) or one scheduled business day (on or after May 28, 2024) after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
Any underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.
The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, New York, New York. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).
We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See the section titled “Description of Capital Stock” on page 9 of this prospectus. We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Rapid Micro Biosystems, Inc., Attn: Investor Relations, 1001 Pawtucket Boulevard West, Suite 280, Lowell, Massachusetts 01854, and our website is located at www.rapidmicrobio.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have previously filed with the SEC (File No. 001-40592) other than information in such documents that is deemed to be furnished and not filed:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 10, 2023, as amended on May 15, 2023;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended, from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on March 21, 2023;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 9, 2023, August 4, 2023 and November 3, 2023, respectively;

•
our current Reports on Form 8-K filed with the SEC on May 8, 2023, July 18, 2023, September 19, 2023 and September 26, 2023; and

•
the description of our capital stock contained in our Registration Statement on Form 8-A (File No. 001-40592) as filed with the SEC on July 12, 2021, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on March 10, 2023 and as amended on May 15, 2023.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, through the termination of the offering of the offered securities described in this prospectus, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address: Rapid Micro Biosystems, Inc., Attn: Investor Relations, 1001 Pawtucket Boulevard West, Suite 280, Lowell, Massachusetts 01854, or via telephone at (978) 349-3200.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

$200,000,000
Class A Common Stock
Preferred Stock
Debt Securities
Warrants
Units
PROSPECTUS
           , 2023
We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated December 15, 2023
PROSPECTUS
Up to $10,000,000
Class A Common Stock
We have entered into a sales agreement, or the sales agreement, with Cowen and Company, LLC, or TD Cowen, dated December 15, 2023, relating to shares of our Class A common stock, par value $0.01 per share, or Class A common stock, offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our Class A common stock having an aggregate offering price of up to $10,000,000 from time to time through TD Cowen acting as our agent or principal.
Sales of our Class A common stock, if any, under this prospectus will be made in sales deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. TD Cowen is not required to sell any specific number of dollar amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between TD Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to TD Cowen for sales of Class A common stock sold pursuant to the sales agreement will be an amount up to 3.0% of the gross proceeds of any shares of Class A common stock sold under the sales agreement. In connection with the sale of the Class A common stock on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of TD Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to TD Cowen with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See the section titled “Plan of Distribution” beginning on page S-13 for additional information regarding the compensation to be paid to TD Cowen.
Our Class A common stock is listed on The Nasdaq Global Select Market, or Nasdaq, under the symbol “RPID.” On December 12, 2023, the closing price of our Class A common stock, as reported on Nasdaq, was $1.06 per share. As of December 12, 2023, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $11.6 million, based on 42,409,105 shares of outstanding Class A common stock and Class B common stock, of which approximately 33.0 million shares were held by affiliates, and a price of $1.06 per share, which was the price at which our Class A common stock was last sold on Nasdaq on such date. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities covered hereby in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000.
We are an “emerging growth company” and a “smaller reporting company” under federal securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See the section titled “Prospectus Summary — Implications of Being an Emerging Growth Company and Smaller Reporting Company.”
Our business and an investment in our Class A common stock involve significant risks. Before making an investment decision, you should review carefully and consider all of the information set forth in this prospectus and the documents incorporated by reference. These risks are described under the caption “Risk Factors” beginning on page S-7 of this prospectus and in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
TD Cowen
The date of this prospectus is          , 2023

We are responsible for the information contained and incorporated by reference in this prospectus and in any related free writing prospectus supplement we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may sell an unspecified amount of securities from time to time. Under this prospectus, we may offer shares of our Class A common stock having an aggregate offering price of up to $10,000,000 from time to time at prices and on terms to be determined by market conditions at the time of the offering. The $10,000,000 of shares of our Class A common stock that may be sold under this prospectus are included in the $200,000,000 of securities that may be sold under the registration statement.
If the information contained in this prospectus differs or varies from the information contained in any document incorporated by reference herein that was filed with the SEC before the date of this prospectus, you should rely on the information set forth in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a subsequently filed document deemed incorporated by reference in this prospectus), the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and TD Cowen has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus or contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We and TD Cowen take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide.
The information contained in this prospectus and the documents incorporated by reference herein is accurate only as of their respective dates, regardless of the time of delivery of any such document or the time of any sale of our Class A common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus in making your investment decision. You should read this prospectus, as well as the documents incorporated by reference herein, the additional information described under the section titled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering, before investing in our Class A common stock.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. This prospectus and the documents incorporated by reference herein also contain estimates, projections and other information concerning our industry, our business, and the markets for our products, including data regarding the estimated size of those markets. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, pharmaceutical and general publications, government data and similar sources.
We are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus and the offering of our Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our Class A common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
As used in this prospectus, unless the context otherwise requires, references to the “company,” “we,” “us” and “our” refer to Rapid Micro Biosystems, Inc. and, where appropriate, our subsidiaries.

PROSPECTUS SUMMARY
This summary highlights selected information about us and this offering and does not contain all of the information that you should consider before investing in our securities. Before investing in our Class A common stock, you should read this entire prospectus carefully, including the section titled “Risk Factors” beginning on page S-7, our financial statements and accompanying notes and the other information contained and incorporated by reference in this prospectus.
Company Overview
We are an innovative life sciences technology company that enables the safe and efficient manufacture of pharmaceutical products through our rapid automated microbial quality control, or MQC, detection platform. We develop, manufacture, market and sell the Growth Direct system and related proprietary consumables, and value-added services to enable rapid MQC testing in the manufacture of biologics, cell and gene therapies, vaccines, sterile injectables, and other healthcare products. Our system delivers the power of industrial automation to bioprocessing and pharmaceutical manufacturing firms by modernizing and digitizing their MQC operations. Our Growth Direct platform, developed with over 15 years of active feedback from our customers, was purpose-built to meet the growing demands posed by the increasing scale, complexity, and regulatory scrutiny confronting global pharmaceutical manufacturing. Our Growth Direct platform comprises the Growth Direct system, optional laboratory information management system connection software (which the majority of our customers purchase), proprietary consumables, and comprehensive field service, validation services and post-warranty service contracts. Once embedded and validated in our customers’ facilities, our Growth Direct platform provides for recurring revenues through ongoing sales of consumables and service contracts.
Our technology fully automates and digitizes the process of pharmaceutical MQC and is designed to enable our customers to perform this critical testing process more efficiently, accurately, and securely. Our Growth Direct system accelerates time to results by several days, up to a 50% improvement over the traditional method, and reduces MQC testing to a simple two-step workflow, eliminating up to 85% of the manual steps of traditional MQC, generating significant time, operational, and cost savings for our customers. We seek to establish the Growth Direct platform as the trusted global standard in automated MQC by delivering the speed, accuracy, security, and data integrity that our customers depend on to ensure patient safety and consistent drug supply.
For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation by Reference.”
Corporate History
Rapid Micro Biosystems, Inc., a Delaware corporation, was incorporated in December 2006. We completed our initial public offering of our Class A common stock in July 2021. Our executive offices are located at 1001 Pawtucket Boulevard West, Suite 280, Lowell, Massachusetts 01854 and our telephone number is (978) 349-3200. Our website address is www.rapidmicrobio.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.
The trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. Our Class A common stock trades on Nasdaq under the symbol “RPID.”
Implications of Being an Emerging Growth Company and Smaller Reporting Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

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being permitted to only disclose two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

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reduced disclosure about our executive compensation arrangements;

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not being required to hold advisory votes on executive compensation or golden parachute arrangements;

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an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes Oxley Act of 2022, as amended; and

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an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Additionally, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, while we are an emerging growth company we will not be subject to new or revised accounting standards at the same time that they become applicable to other public companies that are not emerging growth companies. As a result of this election, our financial statements may not be comparable to those of other public companies that comply with new or revised accounting pronouncements as of public company effective dates.
We are also a “smaller reporting company,” meaning that-the-market value of our shares held by nonaffiliates plus the aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by nonaffiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

THE OFFERING
Class A common stock offered by us
Shares of our Class A common stock having an aggregate offering price of up to $10,000,000.
Total Class A common stock and Class B common stock to be outstanding after this offering
Up to 46,521,994 shares of Class A common stock, assuming sales of 9,433,962 shares of our Class A common stock in this offering at an offering price of $1.06 per share, which was the last reported sale price of our Class A common stock on Nasdaq on December 12, 2023, and 5,309,529 shares of Class B common stock. The actual number of shares issued will vary depending on how many shares of our Class A common stock we choose to sell and the prices at which such sales occur.
Plan of Distribution
“At-the-market offering” that may be made from time to time on Nasdaq through our sales agent, TD Cowen. See the section titled “Plan of Distribution” on page S-13 of this prospectus.
Use of proceeds
Our management will retain broad discretion regarding the allocation and use of the net proceeds. We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents and marketable securities, primarily to fund working capital, capital expenditures and other general corporate purposes. See the section titled “Use of Proceeds” on page S-11 of this prospectus.
Risk factors
Investing in our Class A common stock involves significant risks. See the section titled “Risk Factors” on page S-7 of this prospectus and the other information included in, or incorporated by reference into this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in our Class A common stock.
Nasdaq symbol
“RPID”
All information in this prospectus related to the number of shares of our Class A common stock and Class B common stock to be outstanding immediately after this offering is based on 37,088,032 shares of our Class A common stock and 5,309,529 shares of our Class B common stock outstanding as of September 30, 2023. The number of shares outstanding as of September 30, 2023 as used throughout this prospectus, unless otherwise indicated, excludes:
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6,795,549 shares of Class A common stock issuable upon the exercise of stock options outstanding as of September 30, 2023, at a weighted average exercise price of $2.66 per share;

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1,782,401 shares of Class A common stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2023;

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3,212,318 shares of Class A common stock available for future issuance under our 2021 Incentive Award Plan as of September 30, 2023, as well as any increases in the number of shares of Class A common stock reserved for issuance thereunder;

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873,158 shares of Class A common stock available for future issuance under our 2021 Employee Stock Purchase Plan as of September 30, 2023, as well as any increases in the number of shares of Class A common stock reserved for issuance thereunder; and

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1,022,303 shares of our Class A common stock issuable upon the exercise of warrants outstanding as of September 30, 2023.

Unless otherwise stated, all information contained in this prospectus assumes no exercise of stock options or warrants after September 30, 2023 and reflects an assumed public offering price of $1.06, which was the last reported sale price of our Class A common stock on Nasdaq on December 12, 2023.

RISK FACTORS
Investing in our Class A common stock involves a high degree of risk. Before you decide to invest in our Class A common stock, you should carefully consider the risks and uncertainties described below and in Part I, Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K, as amended, and any subsequent Quarterly Reports on Form 10-Q we file after the date of this prospectus, together with all other information contained in this prospectus and in our filings with the SEC that we have incorporated by reference in this prospectus. If any of the following risks actually occurs, our business, financial condition or results of operations could be adversely affected, which, in turn, could have a negative impact on the price of our Class A common stock. In these circumstances, the market price of our Class A common stock could decline, and you may lose all or part of your investment.
Additional Risks Related to Our Class A Common Stock and This Offering
We have broad discretion in the use of any net proceeds from this offering and may use them in ways that you and other stockholders may not approve.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of any net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not spend the net proceeds in ways that improve our results of operations or enhance the value of our Class A common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our Class A common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See the section titled “Use of Proceeds” for more information.
If you purchase shares of Class A common stock in this offering, you may suffer immediate and substantial dilution of your investment. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.
The shares sold in this offering, if any, will be sold from time to time at various prices. The price per share of any Class A common stock sold in this offering may exceed the net tangible book value per share of our Class A common stock outstanding prior to this offering. Therefore, if you purchase shares of our Class A common stock in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. To the extent shares are issued under outstanding options at exercise prices lower than the price of our Class A common stock in this offering, you will incur further dilution.
In addition, to the extent we raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our Class A common stock offered in this offering.
Future sales or issuances of our Class A common stock in the public market, or the perception of such sales, could depress the trading price of our Class A common stock.
The sale of a substantial number of shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock in the public market, or the perception that such sales could occur, could depress the market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our Class A common stock at any time pursuant to this prospectus or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our Class A common stock.

The Class A common stock offered hereby will be sold in “at-the-market offerings,” and investors who buy shares at different times will likely pay different prices. The actual number of any shares we may issue and gross proceeds resulting from those sales, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to TD Cowen at any time throughout the term of the sales agreement. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price. The number of shares that are sold by TD Cowen after delivering a placement notice will fluctuate based on the market price of our Class A common stock during the sales period and limits we set with TD Cowen in any instruction to sell shares, and the demand for our Class A common stock during the sales period. Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. Investors may experience a decline in the value of their shares as a result of sales made at prices lower than the prices they paid. Furthermore, because the price per share of each share sold will fluctuate based on the market price of our Class A common stock during the sales period, it is not possible at this stage to predict the number of shares or the gross proceeds to be raised in connection with those sales, if any, that will be ultimately issued.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information and documents incorporated by reference herein, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “aims,” “anticipates,” “believes,” “continue,” “could,” “designed to,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “strives,” “should,” “will,” and similar expressions or the negative of these terms. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus and the documents incorporated by reference herein, and in particular those factors referenced in the section “Risk Factors.”
This prospectus, any related free writing prospectus and the information and documents incorporated by reference herein contain forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
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our business strategy for our Growth Direct platform and systems;

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our future results of operations and financial position, including our expectations regarding revenue, gross margin, operating expenses and ability to generate cash flow;

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our expectations and assumptions related to our future funding requirements and available capital resources, which may be impacted by market uptake of our Growth Direct system, our management of inventory and supply chain, our research and development activities and the expansion of our sales, marketing, service, manufacturing and distribution capabilities;

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our ability to maintain and expand our customer base for our Growth Direct platform and systems;

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the effectiveness of enhancements of our sales processes;

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anticipated trends and growth rates in our business and in the markets in which we operate;

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our research and development activities and prospective new features, products and product approvals;

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our ability to anticipate market needs and successfully develop new and enhanced solutions to meet those needs, including prospective products;

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our ability to hire and retain necessary qualified employees to grow our business and expand our operations;

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our expectations regarding the potential impact of inflation and fluctuations in interest rates on our business and operating costs;

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our ability to remain in compliance with the listing requirements of Nasdaq;

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our expectations regarding the potential impact of ongoing conditions in the banking system and financial markets on our operations and financial results;

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our ability to adequately protect our intellectual property;

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our estimates of our expenses, capital requirements and needs for additional financing;

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our anticipated use of net proceeds from any offering of our securities pursuant to this prospectus;

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general economic, industry and market conditions, including rising interest rates and inflation; and

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other risks and uncertainties, including those listed under the caption “Risk Factors.”

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, as amended, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and the section of the prospectus titled “Risk Factors.”
The forward-looking statements in this prospectus, any related free writing prospectus and the documents incorporated by reference represent our views as of their respective dates. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we assume no obligation to update or revise any forward-looking statements except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the dates on which they were made.
This prospectus, any related free writing prospectus and the documents incorporated by reference also contain estimates, projections and other information concerning our industry, our business, and the markets for our products, including data regarding the estimated size of those markets. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, pharmaceutical and general publications, government data and similar sources.

USE OF PROCEEDS
We may issue and sell shares of our Class A common stock having aggregate sales proceeds of up to $10,000,000 from time to time. The amount of proceeds from this offering will depend upon the number of shares of our Class A common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with TD Cowen as a source of financing. Therefore, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.
We intend to use any net proceeds from this offering primarily to fund working capital, capital expenditures and other general corporate purposes. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade, interest bearing instruments and U.S. government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

PLAN OF DISTRIBUTION
We have entered into a sales agreement with TD Cowen, under which we may issue and sell from time to time up to $10,000,000 of our Class A common stock through or to TD Cowen as our sales agent or principal. Sales of our Class A common stock, if any, will be made at market prices by any method that is deemed to be an “at-the-market offering” as defined in Rule 415 under the Securities Act.
TD Cowen will offer our Class A common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and TD Cowen. We will designate the maximum amount of Class A common stock to be sold through TD Cowen on a daily basis or otherwise determine such maximum amount together with TD Cowen. Subject to the terms and conditions of the sales agreement, TD Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of Class A common stock requested to be sold by us. We may instruct TD Cowen not to sell Class A common stock if the sales cannot be effected at or above the price designated by us in any such instruction. TD Cowen or we may suspend the offering of our Class A common stock being made through TD Cowen under the sales agreement upon proper notice to the other party. TD Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.
The aggregate compensation payable to TD Cowen as sales agent equals up to 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse TD Cowen up to $75,000 of TD Cowen’s actual outside legal expenses incurred by TD Cowen in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to TD Cowen under the sales agreement, will be approximately $620,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Class A common stock.
TD Cowen will provide written confirmation to us following the close of trading on Nasdaq on each day in which Class A common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of Class A common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.
We will report at least quarterly the number of shares of Class A common stock sold through TD Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to TD Cowen in connection with the sales of Class A common stock.
Settlement for sales of Class A common stock will occur, unless the parties agree otherwise, on the second business day (prior to May 28, 2024) or first business day (on or after May 28, 2024) that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our Class A common stock on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to TD Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to TD Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, TD Cowen will not engage in any transactions that stabilizes our Class A common stock.
Our Class A common stock is listed on Nasdaq and trades under the symbol “RPID.” The transfer agent of our Class A common stock is Computershare Trust Company, N.A.
TD Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS
Certain legal matters in connection with this offering and the validity of the securities offered by this prospectus will be passed upon for us by Goodwin Procter LLP, New York, New York. Cowen and Company, LLC is being represented in connection with this offering by Covington & Burling LLP, New York, New York.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2022, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC.
We are subject to the reporting and information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Written requests for such copies should be directed to Rapid Micro Biosystems, Inc., Attn: Investor Relations, 1001 Pawtucket Boulevard West, Suite 280, Lowell, Massachusetts 01854, or via telephone at (978) 349-3200.
We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See the section titled “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any shareholder upon request and without charge. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have previously filed with the SEC (File No. 001-40592) other than information in such documents that is deemed to be furnished and not filed:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 10, 2023, as amended on May 15, 2023;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended, from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on March 21, 2023;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 9, 2023, August 4, 2023 and November 3, 2023, respectively;

•
our current Reports on Form 8-K filed with the SEC on May 8, 2023, July 18, 2023, September 19, 2023 and September 26, 2023; and

•
the description of our capital stock contained in our Registration Statement on Form 8-A (File No. 001-40592) as filed with the SEC on July 12, 2021, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.7 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as filed with the SEC on March 10, 2023 and as amended on May 15, 2023.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, through the termination of the offering of the offered securities described in this prospectus, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address: Rapid Micro Biosystems, Inc., Attn: Investor Relations, 1001 Pawtucket Boulevard West, Suite 280, Lowell, Massachusetts 01854, or via telephone at (978) 349-3200.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Up to $10,000,000
Class A Common Stock
PROSPECTUS
TD Cowen
           , 2023

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The expenses payable by Rapid Micro Biosystems, Inc., or the Registrant, in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission, or the SEC, registration fee.
SEC registration fee		$29,520
FINRA filing fee		30,500
Legal fees and expenses		*
Accounting fees and expenses		*
Printing fees and expenses		*
Transfer agent fees		*
Trustee fees and expenses		*
Miscellaneous		*
Total	$	*

*
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers
The following summary is qualified in its entirety by reference to the complete copy of the Delaware General Corporation Law, or the DGCL, and the Registrant’s restated certificate of incorporation and amended and restated bylaws.
Section 102 of the DGCL permits a corporation to eliminate or limit the personal liability of directors to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s restated certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
The Registrant’s amended and restated bylaws provides that the Registrant will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of it) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at the Registrant’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Registrant’s amended and restated bylaws provides that the Registrant will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of the Registrant to procure a judgment in the Registrant’s favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at the Registrant’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by the Registrant against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.
The Registrant has entered into indemnification agreements with each of the Registrant’s directors and executive officers. These indemnification agreements may require the Registrant, among other things, to indemnify its directors and executive officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of his or her service as one of the Registrant’s directors or executive officers, or any other company or enterprise to which the person provides services at the Registrant’s request.
The Registrant maintains a general liability insurance policy that covers certain liabilities of directors and officers of the Registrant’s corporation arising out of claims based on acts or omissions in their capacities as directors or officers.
Item 16.   Exhibits and Financial Statement Schedules.
(a)
Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
1.2	Sales Agreement, dated December 15, 2023, by and among the Registrant and Cowen and Company, LLC
3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40952) filed on July 21, 2021)
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40952) filed on July 21, 2021)
4.1	Specimen Stock Certificate evidencing the shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-257431) filed on June 25, 2021)
4.2	Forms of Common Stock Warrant Agreements (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-257431) filed on June 25, 2021)

Exhibit No.	Description
4.3	Form of Series A1 Warrant Agreement (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-257431) filed on June 25, 2021)
4.4	Form of Series B1 Warrant Agreement (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-257431) filed on June 25, 2021)
4.5	Form of Series C1 Warrant Agreement (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-257431) filed on June 25, 2021)
4.6	Form of Senior Indenture between the Registrant and one or more trustees to be named
4.7	Form of Subordinated Indenture between the Registrant and one or more trustees to be named
4.8*	Form of Certificate of Designations
4.9*	Form of Preferred Stock Certificate
4.10*	Form of Warrant Agreements and Warrant Certificate
4.11*	Form of Unit Agreement and Unit Certificate
5.1	Opinion of Goodwin Procter LLP
5.2	Opinion of Goodwin Procter LLP relating to the sales agreement prospectus
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included on the signature page to this registration statement)
25.1**	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939
25.2**	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939
107	Filing Fee Table

*
To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

**
To be filed by amendment pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(6)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;
(b)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(h)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue;
(j)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, Commonwealth of Massachusetts, on the 15th day of December, 2023.
RAPID MICRO BIOSYSTEMS, INC.
By:
/s/ Robert Spignesi

Robert Spignesi
President, Chief Executive Officer and Principal Executive Officer
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of Robert Spignesi and Sean Wirtjes and each of them singly, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
NAME	TITLE	DATE
/s/ Robert Spignesi Robert Spignesi	Director, President and Chief Executive Officer (Principal Executive Officer)	December 15, 2023
/s/ Sean Wirtjes Sean Wirtjes	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 15, 2023
/s/ Kirk D. Malloy, Ph.D. Kirk D. Malloy, Ph.D.	Director	December 15, 2023
/s/ Jeffrey Schwartz Jeffrey Schwartz	Director	December 15, 2023
/s/ David Hirsch, M.D., Ph.D. David Hirsch, M.D., Ph.D	Director	December 15, 2023
/s/ Richard Kollender Richard Kollender	Director	December 15, 2023
/s/ Melinda Litherland Melinda Litherland	Director	December 15, 2023
/s/ Inese Lowenstein Inese Lowenstein	Director	December 15, 2023
/s/ Natale Ricciardi Natale Ricciardi	Director	December 15, 2023